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                     SKYLINE MULTIMEDIA ENTERTAINMENT, INC.
                               OFFER TO EXCHANGE
                           ONE SHARE OF COMMON STOCK
                           PAR VALUE $.001 PER SHARE
                                      FOR
                           EACH 3.5 CLASS A WARRANTS
                       PURSUANT TO ITS OFFERING CIRCULAR
                             DATED AUGUST 11, 1997

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                     ON SEPTEMBER 9, 1997, UNLESS EXTENDED

                                                                 August 11, 1997

To Brokers, Dealers, Commercial Banks,
  Trust Companies and other Nominees:

     Skyline Multimedia Entertainment, Inc., a New York corporation (the 'Company'), is offering (the 'Exchange Offer'), upon the terms and subject to the conditions set forth in the enclosed offering Circular, dated August 11, 1997 (the 'Offering Circular') and the enclosed Letter of Transmittal, to exchange one (1) share of Common Stock, $0.001 par value per share (the 'Common Stock'), of the Company for each 3.5 Redeemable Class A Common Stock Purchase Warrants (the 'Class A Warrants'). Consummation of the Exchange Offer is subject to a number of conditions which are described in the Offering Circular and which may be waived by the Company.

     We are asking you to contact your clients for whom you hold Class A Warrants, registered in your name or in the name of your nominee or who hold Class A Warrants registered in their own names.

     The Company will not pay any fees or commissions to any broker or dealer or other person for soliciting tenders of Class A Warrants pursuant to the Exchange Offer. You will be reimbursed for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients.

     The Company will pay or cause to be paid all transfer taxes, if any, applicable to the transfer and exchange of Class A Warrants to it or its order, except as otherwise provided in Instruction 7 of the Letter of Transmittal.

     For your information and for forwarding to your clients for whom you hold Class A Warrants registered in your name or in the name of your nominee or who hold Class A Warrants registered in their own names we are enclosing the following documents:

          1.  The Offering Circular;

          2.  A Letter of Transmittal (to be used to accept the Exchange Offer);

          3. A form of letter which may be sent to your clients for whose accounts you hold Class A Warrants registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer;


          4.  A Notice of Guaranteed Delivery;

          5. The Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

          6. A return envelope addressed to Continental Stock Transfer & Trust Company, the Exchange Agent.

     WE URGE YOU TO CONTACT YOUR CLIENTS AS SOON AS POSSIBLE. The Exchange Offer will expire at 5:00 p.m., New York City time, on September 9, 1997, unless extended. The time and date of such
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expiration, as such may be extended pursuant to the procedures described in the
Offering Circular, is referred to as the 'Expiration Date.'

     To participate in the Exchange Offer, certificates for Class A Warrants or timely confirmation of any book-entry transfer of such Class A Warrants into the Exchange Agent's account at the Depository Trust Company, the Midwest Securities Trust Company or the Philadelphia Depository Trust Company accompanied by a duly executed and properly completed Letter of Transmittal or facsimile thereof, together with any required signature guarantees, and any other required documents, must be delivered to the Exchange Agent as indicated in the Letter of Transmittal and the Offering Circular prior to the Expiration Date.

     Holders of Class A Warrants who wish to tender their Class A Warrants and
(i) whose Class A Warrants are not immediately available, (ii) who cannot deliver their Class A Warrants, or any other documents required by the Letter of Transmittal prior to the Expiration Date, or (iii) who cannot complete the procedure for book-entry transfer on a timely basis, must tender their Class A Warrants according to the guaranteed delivery procedures set forth in the Offering Circular under 'THE EXCHANGE OFFER--Guaranteed Delivery Procedures.'

     Any inquiries you may have with respect to the Exchange Offer or requests for additional copies of the above documents should be addressed to the Exchange Agent at its address or telephone number set forth on the back cover page of the Offering Circular.
                                          Very truly yours,

                                          SKYLINE MULTIMEDIA ENTERTAINMENT, INC.


NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AN AFFILIATE OF THE COMPANY, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY REPRESENTATION ON BEHALF OF ANY OF THESE WITH RESPECT TO THE EXCHANGE OFFER NOT MADE IN THE OFFERING CIRCULAR OR THE LETTER OF TRANSMITTAL.

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